UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2005

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously reported in its Current Report on Form 8-K filed on August 1, 2005, Kinder Morgan, Inc. has agreed to acquire Terasen Inc., a corporation existing under the laws of British Columbia, pursuant to a Combination Agreement among Kinder Morgan, Inc., one of its wholly-owned subsidiaries, and Terasen. The acquisition is to be completed by way of a Plan of Arrangement which, among other things, requires the approval of Terasen shareholders at a special meeting scheduled to be held on October 18, 2005. On September 21, 2005, Terasen mailed to its shareholders a Notice of Special Meeting of Shareholders and Information Circular of Terasen Inc. (the "Circular") relating to the Plan of Arrangement. The Circular includes information regarding the proposed acquisition, including unaudited pro forma condensed combined financial statements of Kinder Morgan, Inc. that are derived from the historical consolidated financial statements of Kinder Morgan, Inc. and Terasen and adjusted to reflect the material effects directly attributable to Kinder Morgan, Inc.'s acquisition of Terasen. Terasen also is filing the Circular on the System for Electronic Document Analysis and Retrieval, or SEDAR, and the Circular therefore will be publicly available via the Internet. To access this document go to www.sedar.com, click on "English", click on "Company Profiles", in the box entitled "Public Companies" click on "T", scroll down, click on "Terasen Inc." and then click on "View this public company’s documents."

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated:  September 21, 2005

By:_/s/ Joseph Listengart_______________

Joseph Listengart

Vice President, General Counsel and

Secretary